Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR FIRST QUARTER 2018

●	Reported Q1 2018 net income of $3 million, a $35 million improvement over Q1 2017

●	Generated $99 million of Cash Flows from Operating Activities

●	Helped almost 11,600 struggling families remain in their homes through loan modifications that included $59 million of debt forgiveness

●	Amended our NRZ agreements and received $280 million

●	GAAP stockholders’ equity increased by $85 million to $630 million or $4.73 per share

●	Announced agreement to purchase PHH Corporation for $360 million

●	Resolved remaining outstanding state cease and desist orders from 2017 through settlement agreements

West Palm Beach, FL – (May 2, 2018) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today announced operating results for the first quarter of 2018. Ocwen reported GAAP net income of $2.6 million, or $0.02 per share, for the three months ended March 31, 2018 compared to a net loss of $(32.6) million for the three months ended March 31, 2017, a $35.2 million improvement. Ocwen generated revenue of $260.3 million and Cash Flows from Operating Activities of $99.4 million for the three months ended March 31, 2018, and ended the quarter with $285.7 million of cash.

“The first quarter of 2018 was an important one for Ocwen, and we accomplished a great deal. In addition to starting out the year with a $2.6 million profit, we received $280 million in cash from New Residential (NRZ), we announced an agreement to acquire PHH Corporation (PHH), and we helped almost 11,600 struggling families remain in their homes through loan modifications that included $59 million of debt forgiveness,” commented Ron Faris, President and CEO of Ocwen. Mr. Faris further stated “Just as importantly, we continued to make progress on the regulatory front, we began the process of deploying our excess liquidity, we largely completed the liquidation of Automotive Capital Services (ACS), and we saw our GAAP stockholders’ equity increase by $85 million to $630 million or $4.73 per share during the quarter.” Mr. Faris concluded by saying “We are also making steady progress towards closing our acquisition of PHH which we expect to occur in the second half of the year.”

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First Quarter 2018 Results

Pre-tax income for the first quarter of 2018 was $5.0 million, a $35.5 million improvement from the first quarter of 2017. Pre-tax results for the quarter were impacted by a number of significant items, the largest of which was $20.5 million in favorable Ginnie Mae and GSE MSR fair value adjustments as a result of the rising interest rates in the quarter, offset by $(21.0) million of costs related to ongoing strategic transactions and restructuring costs, regulatory-related legal fees and other litigation and regulatory settlement expenses. Adjusting for these significant items, our adjusted pre-tax income for the quarter was $5.5 million.

The Servicing segment recorded $20.5 million of pre-tax income for the first quarter of 2018, the seventh consecutive profitable quarter for the business.

The Lending segment recorded $8.8 million of pre-tax income for the first quarter of 2018, a $7.7 million increase over the first quarter of 2017. Our reverse mortgage lending business recorded $9.8 million of pre-tax income and our forward lending recapture business incurred a $(1.1) million pre-tax loss.

The Corporate segment recorded a $(24.3) million pre-tax loss for the first quarter of 2018 primarily driven by $(13.2) million of corporate interest expense, $(5.5) million of CFPB and state regulatory-related legal fees and other litigation and regulatory-related settlement expenses and a $(2.9) million loss related to the Automotive Capital Services business which was largely liquidated in the quarter.

Additional First Quarter 2018 Business Highlights

●	Completed 11,598 modifications in the quarter to help struggling families stay in their homes, 17% of which included debt forgiveness totaling $59 million.

●	Announced agreement to purchase PHH Corporation for $360 million.

●	Delinquencies decreased from 9.3% at December 31, 2017 to 9.0% at March 31, 2018, primarily driven by loss mitigation efforts.

●	The constant pre-payment rate (CPR) decreased from 14.4% in the fourth quarter of 2017 to 12.9% in the first quarter of 2018. In the first quarter of 2018, prime CPR was 15.4%, and non-prime CPR was 11.6%.

●	In the first quarter of 2018, Ocwen originated forward and reverse mortgage loans with unpaid principal balances of $215.8 million and $163.9 million, respectively.

●	Our reverse mortgage portfolio ended the quarter with an estimated $114.5 million in undiscounted future gains from forecasted future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.

●	We have now resolved all of the state cease and desist orders (but not all of the legal actions) taken against us on April 20, 2017 and shortly thereafter.

●	GAAP stockholders’ equity increased by $85 million to $630 million or $4.73 per share, primarily as a result of our decision to elect fair value accounting, effective as of January 1, 2018, on our remaining portfolio of MSRs that was previously accounted for using the Lower of Cost or Market and amortization method.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, May 2, 2018, at 8:30 a.m., Eastern Time, to discuss its financial results for the first quarter of 2018. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

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About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, services and originates loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), together known as the GSEs and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so, increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to contain and reduce our operating costs, the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our July 2017 agreements and January 2018 agreements with NRZ; our ability to maintain our long-term relationship with NRZ under these new arrangements; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; our ability to complete the proposed acquisition of PHH, to successfully integrate its business, and to realize the strategic objectives and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships; our ability to execute an effective chief executive officer leadership transition; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income, a non-GAAP financial measure. We believe the use of certain non-GAAP financial measures provides a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. For a full reconciliation of adjusted pre-tax income to GAAP pre-tax income, please see slides 21 and 23 of the Company’s first quarter 2018 investor presentation, which may be found in the “Shareholder Relations” section of the Company’s website at www.Ocwen.com.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total unpaid principal balance of loans and REO serviced	$173,388,876	$179,352,554	$187,468,318	$194,798,424	$202,369,014

Non-performing loans and REO serviced as a % of total UPB (1)	9.0%	9.3%	9.4%	9.6%	10.7%

Prepayment speed (average CPR)(2) (3)	12.9%	14.4%	14.7%	15.0%	14.0%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended March 31, 2018 includes 15.4% for prime loans and 11.6% for non-prime loans.

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Segment Results

(Dollars in thousands)

	For the Three Months Ended March 31,
	2018	2017
Servicing
Revenue	$226,096	$284,019
Expenses	171,096	216,913
Other expense, net	(34,517)	(63,975)
Income before income taxes	20,483	3,131

Lending
Revenue	29,195	30,746
Expenses	20,296	29,332
Other expense, net	(129)	(305)
Income before income taxes	8,770	1,109

Corporate Items and Other
Revenue	4,966	7,099
Expenses	15,109	30,138
Other expense, net	(14,145)	(11,699)
Loss before income taxes	(24,288)	(34,738)

Corporate Eliminations
Revenue	—	—
Expenses	—	—
Other income (expense), net	—	—
Income (loss) before income taxes	—	—

Consolidated income (loss) before income taxes	$4,965	$(30,498)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017
Revenue
Servicing and subservicing fees	$222,138	$272,502
Gain on loans held for sale, net	19,800	22,944
Other	18,319	26,418
Total revenue	260,257	321,864

Expenses
Compensation and benefits	78,075	91,801
Professional services	37,770	41,829
Servicing and origination	31,418	40,171
Technology and communications	22,803	27,347
MSR valuation adjustments, net	17,129	40,451
Occupancy and equipment	12,614	17,749
Other	6,692	17,035
Total expenses	206,501	276,383

Other income (expense)
Interest income	2,700	3,763
Interest expense	(50,810)	(84,062)
Gain on sale of mortgage servicing rights, net	958	287
Other, net	(1,639)	4,033
Total other expense, net	(48,791)	(75,979)

Income (loss) before income taxes	4,965	(30,498)
Income tax expense	2,348	2,125
Net income (loss)	2,617	(32,623)
Net income attributable to non-controlling interests	(69)	(101)
Net income (loss) attributable to Ocwen stockholders	$2,548	$(32,724)

Income (loss) per share attributable to Ocwen stockholders
Basic	$0.02	$(0.26)
Diluted	$0.02	$(0.26)

Weighted average common shares outstanding
Basic	133,121,465	124,014,928
Diluted	134,606,929	124,014,928

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	March 31, 2018	December 31, 2017
Assets
Cash	$285,653	$259,655
Mortgage servicing rights ($1,074,247 and $671,962 carried at fair value)	1,074,247	1,008,844
Advances, net	197,120	211,793
Match funded assets (related to variable interest entities (VIEs))	1,084,757	1,177,357
Loans held for sale ($125,848 and $214,262 carried at fair value)	178,078	238,358
Loans held for investment, at fair value	4,988,151	4,715,831
Receivables, net	166,518	199,529
Premises and equipment, net	33,268	37,006
Other assets ($10,366 and $8,900 carried at fair value)(amounts related to VIEs of $23,715 and $27,359)	455,526	554,791
Total assets	$8,463,318	$8,403,164

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$4,838,193	$4,601,556
Match funded liabilities (related to VIEs)	800,596	998,618
Other financing liabilities ($715,924 and $508,291 carried at fair value)	793,905	593,518
Other secured borrowings, net	442,356	545,850
Senior notes, net	347,475	347,338
Other liabilities ($2,169 and $635 carried at fair value)	608,451	769,410
Total liabilities	7,830,976	7,856,290

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 133,405,585 and 131,484,058 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,334	1,315
Additional paid-in capital	553,426	547,057
Retained earnings (accumulated deficit)	76,887	(2,083)
Accumulated other comprehensive loss, net of income taxes	(1,208)	(1,249)
Total Ocwen stockholders’ equity	630,439	545,040
Non-controlling interest in subsidiaries	1,903	1,834
Total equity	632,342	546,874
Total liabilities and equity	$8,463,318	$8,403,164

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net income (loss)	$2,617	$(32,623)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
MSR valuation adjustments, net	17,129	40,451
Gain on sale of mortgage servicing rights, net	(958)	(287)
Provision for bad debts	15,336	22,410
Depreciation	6,527	7,081
Amortization of debt issuance costs	656	673
Equity-based compensation expense	575	2,132
Gain on valuation of financing liability	(16,712)	—
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(8,975)	(5,360)
Gain on loans held for sale, net	(8,832)	(15,306)
Origination and purchase of loans held for sale	(358,078)	(1,237,535)
Proceeds from sale and collections of loans held for sale	383,734	1,173,912
Changes in assets and liabilities:
Decrease in advances and match funded assets	71,096	105,958
Decrease in receivables and other assets, net	57,949	88,449
Decrease in other liabilities	(68,128)	(62,423)
Other, net	5,475	1,730
Net cash provided by operating activities	99,411	89,262

Cash flows from investing activities
Origination of loans held for investment	(251,086)	(347,080)
Principal payments received on loans held for investment	82,719	80,290
Purchase of mortgage servicing rights	—	(1,229)
Proceeds from sale of mortgage servicing rights	123	729
Proceeds from sale of advances	4,286	1,115
Issuance of automotive dealer financing notes	(19,642)	(39,100)
Collections of automotive dealer financing notes	49,756	37,129
Additions to premises and equipment	(2,983)	(5,258)
Other, net	916	(1,644)
Net cash used in investing activities	(135,911)	(275,048)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

(Dollars in thousands)

	For the Three Months Ended March 31,
	2018	2017
Cash flows from financing activities
Repayment of match funded liabilities, net	(198,022)	(65,785)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	801,155	2,224,774
Repayments of mortgage loan warehouse facilities and other secured borrowings	(968,292)	(2,188,586)
Proceeds from sale of mortgage servicing rights accounted for as a financing	279,586	—
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	222,825	306,749
Repayment of HMBS-related borrowings	(80,811)	(75,099)
Other, net	(74)	(904)
Net cash provided by financing activities	56,367	201,149

Net increase in cash and restricted cash	19,867	15,363
Cash and restricted cash at beginning of year	302,560	302,398
Cash and restricted cash at end of period (1)	$322,427	$317,761

(1)	Cash and restricted cash as of March 31, 2018 and March 31, 2017 includes $285.7 million and $268.3 million of cash and $36.8 million and $49.4 million of restricted cash respectively.

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